EXHIBIT 32.1

CERTIFICATION

          I, Brian F. Lavin, President and Chief Executive Officer of NTS Realty Capital, Inc., the managing general partner of NTS Realty Holdings Limited Partnership (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The quarterly report on Form 10-Q of the Company for the three months ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2006

/s/ Brian F. Lavin
——————————————
President and Chief Executive Officer of
NTS Realty Capital, Inc., the Managing General Partner of
NTS Realty Holdings Limited Partnership

          A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.